UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2018
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GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of principal executive offices)	48265-3000 (Zip Code)

(313) 667-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On May 31, 2018, General Motors Holdings LLC (“Holdings”), entered into a Purchase Agreement (the “Purchase Agreement”), by and among Holdings, GM Cruise Holdings LLC, a Delaware limited liability company (“GM Cruise”) and a wholly owned indirect subsidiary of the General Motors Company (the “Company”), and SoftBank Vision Fund (AIV M1) L.P., a Delaware limited partnership (the “Investor”), pursuant to which the Investor agreed to subscribe for, purchase, and acquire certain equity securities in GM Cruise, subject to the terms and conditions set forth therein. GM Cruise was formed to continue GM’s business of developing and commercially deploying autonomous vehicles in a ride-sharing environment. At the closing of the transactions contemplated by the Purchase Agreement, Holdings will enter into an Amended and Restated Limited Liability Company Agreement of GM Cruise, by and among Holdings, GM Cruise and the Investor, concerning the management, operation and future capital contributions of GM Cruise, as well as certain rights and obligations of GM Cruise’s members (the “Operating Agreement” and together with the Purchase Agreement, the “Agreements”), the form of which has been agreed.

The transactions contemplated by the Agreements are set forth in further detail below.

Description of the Agreements

The Purchase Agreement provides that the Investor will initially invest $0.9 billion in cash in GM Cruise in exchange for Class A-1-A Preferred Shares (the “A-1-A Preferred Shares”), representing 10.9% of the fully diluted equity of GM Cruise as of the closing date (the “Initial Investment”). As part of the transaction, the Company (through Holdings) will invest $1.1 billion in cash in GM Cruise and contribute all of its equity interest in two wholly owned subsidiaries, GM Cruise LLC and Strobe, Inc. to GM Cruise, in exchange for Class A-2 Preferred Shares (the “A-2 Preferred Shares”) and GM Cruise common shares. The closing of the Initial Investment (the “Closing”) is subject to certain closing conditions, and is expected to occur within 30 days of execution of the Purchase Agreement. The Operating Agreement further provides that, at the time GM Cruise’s autonomous vehicles are ready for commercial deployment, the Investor will invest an additional $1.35 billion in cash in GM Cruise for Class A-1-B Preferred Shares (the “A-1-B Preferred Shares”, and together with the A-1-A Preferred Shares, the “A-1 Preferred Shares”), subject to customary regulatory approval. The Investor’s investments in GM Cruise are expected to result in the Investor owning a 19.6% stake in GM Cruise on a fully diluted basis, representing a $11.5 billion valuation.

The proceeds from the Investor’s and the Company’s investments will be used for working capital and general corporate purposes as determined by GM Cruise.

At the Closing, the board of directors of GM Cruise will consist of five directors appointed by Holdings and, conditioned upon regulatory approval following the Closing, the Investor will have the right to nominate one additional director and one observer to the GM Cruise board of directors for so long as the Investor continues to own at least 5% of the common equity of GM Cruise on an as-converted, fully diluted basis (the “Floor Amount”). Additionally, following the Closing, the Investor will have customary consent rights for so long as the Investor continues to own the Floor Amount.

The Operating Agreement includes, among other things, negotiated tag-along, drag-along, preemptive and registration rights.

Description of the A-1 Preferred Shares

Dividends

The A-1 Preferred Shares will initially be entitled to a dividend of 7% per annum, payable quarterly and in-kind or in cash, at GM Cruise’s option. The A-1 Preferred Shares will also participate in distributions alongside junior equity on an as converted basis, subject to certain catch-up rights of the junior equity. The A-2 Preferred Shares will not be entitled to any mandatory dividends but will participate in distributions alongside common equity.

Liquidation Preference

The A-1 Preferred Shares will be a preferred security entitling the Investor to receive, in the event of a merger, sale, liquidation or dissolution of GM Cruise, in preference to the holders of A-2 Preferred Shares and the common equity of GM Cruise, an amount per share (from the available proceeds of such merger, sale or liquidation) equal to the greater of (i) the original purchase price for the A-1 Preferred Shares plus any accrued distributions paid in-kind thereon; and (ii) the amount that a holder of A-1 Preferred Shares would have received if such holder had converted such shares to common equity of GM Cruise immediately prior to the event giving rise to the liquidation preference. The liquidation preference does not apply to an initial public offering ("IPO") of GM Cruise.

Conversion

The A-1 Preferred Shares may be converted at any time at the election of the holder into shares of common stock of GM Cruise at specified exchange ratios (and taking into account accrued distributions paid-in-kind).

Optional Exchange

If GM Cruise has not completed an IPO, spin-off, sale or dissolution within 7 years of the Closing, the Investor will have the right, subject to certain limitations, to exchange all, but not less than all, of the equity securities of GM Cruise held by the Investor for shares of common stock of the Company (or alternatively, at the election of Holdings, such equity securities will be exchanged for cash). The payment per converted share will be based on the fair market value of GM Cruise as of the time of the exchange, determined using an appraisal conducted by independent third-party valuation experts and subject to certain mechanics and adjustments agreed to by the parties (the “GM Cruise FMV”). In the event the exchange is for common stock of the Company, the exchange ratio will be determined based on the 30-day volume weighted average price of the Company’s common stock as of the date on which the GM Cruise FMV is determined.

Call Right

At any time after the 7 year anniversary of the Closing, GM Cruise and/or Holdings will have the right to purchase all (but not less than all) of the equity securities of GM Cruise held by the Investor for cash. The purchase price for any A-1 Preferred Shares purchased from the Investor will be an amount equal to the greater of (i) the original investment amount plus accrued distributions paid in-kind and (ii) the GM Cruise FMV, as determined at the time the call right is exercised.

Transfer Rights

Prior to the 7 year anniversary of the Closing, the Investor will not be permitted to transfer any equity securities of GM Cruise directly or indirectly, in each case except (i) with the prior written consent of Holdings, and (ii) pursuant to customary exceptions for transfers to affiliates that are not competitors of GM Cruise or the Company. At any time on or after the 7 year anniversary of the Closing, the Investor may transfer its equity securities in GM Cruise to third parties, subject to a right of first refusal in favor of Holdings and subject to restrictions regarding the transfer of equity securities to certain competitors of GM Cruise or the Company.

If Holdings proposes to transfer more than 50% of GM Cruise’s equity securities to a third party prior to an IPO of GM Cruise, Holdings shall have the right to drag the equity securities of the other GM Cruise members as part of such transaction.

The Investor is entitled to customary tag-along rights in connection with any transfer by Holdings of its equity securities to a third party prior to an IPO.

The foregoing description of the Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreements and the exhibits and appendices thereto. The Agreements shall be filed with the U.S. Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2018.

Forward-Looking Statements

This Form 8-K press release and related comments by management may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may differ materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to effectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of crossovers, SUVs and full-size pick-up trucks; (3) our ability to reduce the costs associated with the manufacture and sale of electric vehicles; (4) the volatility of global sales and operations; (5) our significant business in China which subjects us to unique operational, competitive and regulatory risks; (6) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (7) changes in government leadership and laws (including tax laws), economic tensions between governments and changes in international trade policies, new barriers to entry and changes to or withdrawals from free trade agreements, changes in foreign exchange rates, economic downturns in foreign countries, differing local product preferences and product requirements, compliance with U.S. and foreign countries' export controls and economic sanctions, differing labor regulations and difficulties in obtaining financing in foreign countries; (8) our dependence on our manufacturing facilities; (9) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (10) prices of raw materials; (11) our highly competitive industry; (12) the possibility that competitors may independently develop products and services similar to ours despite our intellectual property rights; (13) security breaches and other disruptions to our vehicles, information technology networks and systems; (14) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (15) costs and risks associated with litigation and government investigations; (16) compliance with the terms of the Deferred Prosecution Agreement; (17) the cost and effect on our reputation of product safety recalls and alleged defects in products and services; (18) our ability to successfully and cost-efficiently restructure operations in various countries, including Korea, with minimal disruption to our supply chain and operations, globally; (19) our ability to realize production efficiencies and to achieve reductions in costs; (20) our ability to develop captive financing capability through GM Financial; (21) significant increases in pension expense or projected pension contributions; and (22) our ability to consummate the announced transactions on the expected terms and within the anticipated time period. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K, and our subsequent filings with the Securities and Exchange Commission. GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements.

ITEM 8.01 Other Events

In connection with the transactions contemplated by the Purchase Agreement, on May 31, 2018, the Company entered into a Standstill Agreement with SB Investment Advisers (UK) Limited, a private limited company incorporated under the laws of England and Wales and an affiliate of the Investor (the “Standstill Agreement”). The Standstill Agreement includes customary limitations on the Investor and certain of its affiliates from acquiring shares in the Company, engaging in the solicitation of proxies, or otherwise seeking to influence the management or control of the Company. The Standstill Agreement also contains non-solicit / no-hire restrictions and mutual anti-disparagement provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
	By:	/s/ RICK E. HANSEN
Date: May 31, 2018		Rick E. Hansen Assistant General Counsel and Corporate Secretary